SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 11, 2002

HAMILTON BANCORP INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

0-20960	65-0149935

(Commission File Number)	(IRS Employer Identification No.)

3750 N.W. 87th Avenue
Miami, Florida 33178

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code (305) 717-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 3. Bankruptcy or Receivership

     Hamilton Bancorp Inc.’s (the “Company”) subsidiary, Hamilton Bank, N.A. (the “Bank”), was placed into receivership on Friday, January 11, 2002 by the Office of Comptroller of the Currency (the “OCC”). The Federal Deposit Insurance Corporation (the “FDIC”) has been designated as the receiver. Hamilton Bank, N.A. was the Company’s sole operating asset. As a result of the seizure of the Bank, the Company has limited tangible assets. As the owner of 99.8% of the Bank, the Company will be entitled to any net recoveries following liquidation of the Bank by the FDIC. At this time, the Company is unable to provide any assurance that any recovery will be realized or the timing of any such recovery.

     As a result of the seizure of the Bank, the Company does not fully satisfy the requirements for continued listing on the Nasdaq National Market. As a result, the Company requested delisting of its common stock from the Nasdaq National Market. Also, as a result of these actions, the trust preferred shares issued by Hamilton Capital Trust I (Nasdaq:HABKP) are also being delisted.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits. None.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAMILTON BANCORP INC.

Dated: January 28, 2002	By: /s/ J. Carlos Bernace

J. Carlos Bernace

Executive Vice President

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